UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2007

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16337 (Commission File Number)	76-0476605 (IRS Employer Identification No.)

333 Clay Street, Suite 4620 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 652-0582
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 16, 2007, L. E. Simmons informed Oil States International, Inc. (the “Company”) that Mr. Simmons would resign as a director of the Company effective immediately.
     (b) and (c) On February 20, 2007, the Company issued a press release announcing that Douglas E. Swanson will retire as Chief Executive Officer of the Company, effective April 30, 2007. Mr. Swanson, who has been Chief Executive Officer of the Company since 2000, will remain a director of Oil States. Cindy B. Taylor, President and Chief Operating Officer, will succeed Mr. Swanson as Chief Executive Officer effective May 1, 2007.
Item 7.01 Regulation FD Disclosure.
     On February 16, 2007, L. E. Simmons informed the Company that Mr. Simmons would resign as a director of the Company effective immediately. A copy of Mr. Simmons’ letter of resignation is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     On February 20, 2007, the Company issued a press release announcing that Douglas E. Swanson will retire as Chief Executive Officer of the Company, effective April 30, 2007. Mr. Swanson, who has been Chief Executive Officer of the Company since 2000, will remain a director of Oil States. Cindy B. Taylor, President and Chief Operating Officer, will succeed Mr. Swanson as Chief Executive Officer effective May 1, 2007. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Letter from L. E. Simmons dated February 20, 2007.

99.2	Press release dated February 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
Date: February 23, 2007	/s/ Bradley J. Dodson
	Name:	Bradley J. Dodson
	Title:	Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Letter from L. E. Simmons dated February 20, 2007.

99.2	Press release dated February 20, 2007.

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